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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-   ) and related prospectus of Hooper
Holmes, Inc. dated January 14, 2000 and to the incorporation by reference therein of our report dated December 10, 1999, with respect to the financial statements of Paramedical Services of America, Inc. included in the current Report on Form 8-K/A of Hooper Holmes, Inc. filed with the Securities and Exchange Commission on January 14, 2000.

                                          /s/ Ernst & Young LLP

Atlanta, GA
January 13, 2000